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                                                                    Exhibit 99.1

Patron Systems, Inc. / Combined Professional Services, Inc.
Launches European Operations
Wednesday, November 20, 9:00 am EST

Chicago, IL -- (BUSINESS WIRE) -- November 20, 2002 -- Patron Systems, Inc., a wholly owned subsidiary of Combined Professional Services, Inc. (OTCBB: CPFS), has signed a letter of intent to acquire the assets of Patron Global, Ltd., a UK corporation. Under the terms of the agreement, Patron Systems, Inc. will acquire certain proprietary information security assessment technologies, in addition to hiring key staff members. Patron anticipates the transaction will close in the first two weeks of December.

In Europe, Patron will focus on information security and assurance services delivered through a team led by Stephen Hall, whose credentials are as follows:

Stephen Hall

     . Former Chairman and Managing Director of SMH Associates plc, a Business Continuity and Information Security consultancy based in London
     .    Chairman of the Survive! Software Special Interest Group since 1991

The staff of Patron Europe has provided information security services to clients such as Schlumberger, Compaq, ING, Morgan Stanley, London Stock Exchange, CSFB, Royal Bank of Scotland, MSDW, SUN, Goldman Sachs, and Barclays.

In addition, the European Patron team has developed a unique, proprietary software tool, "Proteus," specifically for BS7799 (British Standard for Information Security Management)/ISO17799 certification. The Proteus tool was developed in conjunction with the British Standards Institute and has been applied at several of the above clients to assess information security against these international standards.

Patron Systems, Inc. is in the process of hiring a dedicated and experienced sales team specifically for launching the Proteus software tool to a broader market.

"The Proteus software tool will be instrumental in helping organizations navigate and comply with multiple standards across the globe," comments Patron Systems CEO, Patrick Allin. "The valuable aspect of the tool is its ability to cross-correlate various information security standards to identify gaps in digital asset security. We intend to continue developing the Proteus tool beyond certification for ISO17799 and BS7799, such that it becomes the de facto standard for global organizations assessing information security compliance."
Contacts:

     Patron Systems, Inc., Chicago        Capital Market Relations
     Ryan Kirch, 312-493-2171             Chris Rosgen, 949-481-9739
     IR@patronsystems.net                 chrisrosgen@capitalmarketrelations.com

About Patron Systems, Inc.

Patron Systems, Inc. is a development stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments; compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.

Forward Looking Statements

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The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.

9/27/02 11:03 AM

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